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EXHIBIT 11

                            CENTURY BANCSHARES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                 JUNE 30, 2001

CENTURY BANCSHARES, INC.
Computation of Earnings Per Common Share
Three and Six Months Ended June 30, 2001

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
                                                              Three Months Ended                    Six Months Ended
                                                       --------------------------------     --------------------------------
                                                                  June 30,                             June 30,
                                                       --------------------------------     --------------------------------
                                                             2001             2000               2001            2000
                                                       --------------------------------     --------------------------------

BASIC INCOME PER COMMON SHARE:
Net income                                                   $ 1,385,145   $   461,681          $  413,724       $  893,393

Weighted average common shares outstanding                     4,312,922     4,274,526           4,310,170        4,303,706
                                                       --------------------------------     --------------------------------
Basic income per common share                                      $0.32         $0.11               $0.10            $0.21
                                                       --------------------------------     --------------------------------

DILUTED INCOME PER COMMON SHARE:
Net income                                                   $ 1,385,145   $   461,681          $  413,724      $   893,393

Weighted average common shares outstanding                     4,312,922     4,274,526           4,310,170        4,303,706
Dilutive effect of stock options                                 133,676        75,699             103,819           75,351
                                                       --------------------------------     --------------------------------
Diluted weighted average
  common shares outstanding                                    4,446,598     4,350,225           4,413,989        4,379,057
                                                       --------------------------------     --------------------------------
Diluted income per common share                                    $0.31         $0.11               $0.09            $0.20
                                                       --------------------------------     --------------------------------
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